UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  02/21/2007

ENTRUST INC
(Exact name of registrant as specified in its charter)

Commission File Number:  000-24733

MD	621670648
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

One Hanover Park, 16633 Dallas Parkway, Suite 800, Addison, TX 75001
(Address of principal executive offices, including zip code)

972-713-5819
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 19, 2007, the Board of Directors of the Company elected Michael G. McGrath, age 57, to serve as a director of the Company, effective immediately. Mr. McGrath is the Chief Executive Officer, President and a member of the Board of Directors for i2 Technologies Inc. Prior to joining i2, Mr. McGrath co-founded Pittiglio Rabin Todd & McGrath (PRTM) in 1976 and served as its President and CEO until his retirement in July 2004. Mr. McGrath holds a bachelor's degree in computer science and management science from Boston College and a master's degree in business administration from Harvard Business School. He is also a certified public accountant.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTRUST INC

Date: February 21, 2007	By:	/s/ David Wagner
David J. Wagner
Senior Vice President, Finance and Chief Financial Officer